                                                                   Exhibit 10(a)





                             EMPLOYMENT AGREEMENT
                                by and between
                           QUAKER STATE CORPORATION
                                     and
                               HERBERT M. BAUM


                           Effective August 1, 1994

                       EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of August 1, 1994, by and between Quaker State Corporation
(hereinafter called the "Corporation"), a Delaware corporation, and Herbert M. Baum, an individual currently residing in Oil
City, Pennsylvania (hereinafter called the "Executive";

                         WITNESSETH THAT:

         WHEREAS, the Executive is employed by the Corporation as its Chairman and Chief Executive Officer under an Employment
Agreement, dated as of June 9, 1993 (the "Prior Employment
Agreement"); and

         WHEREAS, the parties desire to continue such employment relationship on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the Corporation and the Executive, each intending to be legally bound, hereby mutually covenant and agree as follows:

         1. EMPLOYMENT AND TERM.

         (a) EMPLOYMENT. The Corporation hereby offers to employ the Executive as the Chairman, President and Chief
Executive Officer of the Corporation, and the Executive hereby accepts such employment, for the term set forth in Paragraph 1(b).

         (b) TERM. The term of the Executive's employment under this Agreement shall commence on August 1, 1994 and end on July 31, 1998. The term of this Agreement shall be extended automatically for one additional year as of August 1, 1998, August 1, 1999 and August 1, 2000 unless, no later than ninety
(90) days prior to any such renewal date, either the Board of Directors of the Corporation (the "Board"), on behalf of the Corporation, or the Executive gives written notice to the other, in accordance with Paragraph 10, that the term of this Agreement shall not be so extended. The term of this Agreement, and any renewal term hereof, shall be subject to earlier expiration as provided in Paragraph 7.

         2. DUTIES. During the period of employment as provided in Paragraph 1(b) hereof, unless otherwise agreed in writing by the parties, the Executive shall serve as Chairman, President and Chief Executive Officer of the Corporation and have all powers and duties consistent with such positions subject to the direction of the Board. During the term of this Agreement, the Executive shall continue to serve as a director and Chairman of the Board if elected as such. In addition, the Executive shall serve as a member of the Executive Committee of the Board, if appointed as such, and of such other committees of the Board to which he is appointed. The Executive shall devote substantially his entire time during reasonable business hours (reasonable sick leave and vacations excepted) and best efforts to fulfill faithfully, responsibly and to the best of his ability his duties hereunder.

        3.   SALARY.

         (a) BASE SALARY. For services performed by the Executive for the Corporation pursuant to this Agreement during the period of employment as provided in Paragraph 1(b) hereof, the Corporation shall pay the Executive a base salary at the rate of at least $550,000.00 per year, payable in substantially equal installments in accordance with the Corporation's regular payroll practices. Any compensation which may be paid to the Executive under any additional compensation or incentive plan of the Corporation or which may be otherwise authorized from time to time by the Board (or an appropriate committee thereof) shall be in addition to the base salary to which the Executive shall be entitled under this Agreement.

         (b) SALARY INCREASES. During the period of employment as provided in Paragraph 1(b) hereof, the base salary of the Executive shall be reviewed no less frequently than annually by the Organization and Compensation Committee of the Board to determine whether or not the same should be increased in light of the duties and responsibilities of the Executive and the performance thereof, and, if it is determined that an increase is merited, such increase shall be promptly put into effect and the base salary of the Executive as so increased shall constitute the base salary of the Executive for purposes of Paragraph 3(a)

        4. ANNUAL BONUSES. For calendar year 1994, the Executive shall be eligible to receive a cash bonus based on the Corporation's achievement of certain operating and/or financial goals established at the beginning of such year by the Organization and Compensation Committee of the Board. Such bonus shall equal 50% of the Executive's base salary as in effect on December 31, 1994 (prorated for a partial year of employment) upon the Corporation's attaining or exceeding the targeted performance goals. Such bonus shall be paid to the Executive no later than March 1, 1995. This bonus arrangement shall be in lieu of the Executive's participation during such one-year period in any other cash bonus or incentive plan or arrangement of the Corporation; provided, however, that the foregoing shall not preclude the Executive from participating in any equity or equity-based compensation program of the Corporation. For all years during the term of this Agreement after 1994, unless the Organization and Compensation Committee approves a different arrangement no less favorable to the Executive, the Executive shall participate in the same cash bonus and incentive plans and arrangements as are applicable to other executive officers of the Corporation on such basis, no less favorable than is applicable to any other executive



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officer, as the Organization and Compensation Committee of the
Board shall determine.

         5. OTHER BENEFITS. In addition to the base salary to be paid to the Executive pursuant to Paragraph 3 and the annual bonuses paid to the Executive pursuant to Paragraph 4, the Executive shall also be entitled to the following:

         (a) CURRENT STOCK AGREEMENTS. The Restricted Share Award Agreement, dated as of July 26, 1993, the Supplemental Stock Option Agreement, dated as of June 24, 1993, the Basic Stock Option Agreement, dated as of June 9, 1993, and the 1986 Plan Stock Option Agreement, dated as of June 9, 1993, between the Executive and the Corporation (collectively, the "Current Stock Agreements"), shall each remain in full force and effect in accordance with its terms and conditions; provided, however, that capitalized terms used in the Current Stock Agreements, unless otherwise defined therein, shall henceforth have the respective meanings given to such terms in this Agreement. At the election of the Executive, any tax withholding obligations with respect to the shares of Capital Stock of the Corporation ("Capital Stock") subject to the Current Stock Agreements shall be satisfied by the purchase by the Corporation from the Executive of a number of shares of Capital Stock equal in value to the amount of such tax withholding obligation.

         (b)  ADDITIONAL RESTRICTED SHARE AWARD.  As of
August 1, 1994, the Corporation shall award to the Executive pursuant to the Corporation's 1994 Stock Incentive Plan (the "1994 Plan") 60,000 restricted shares of Capital Stock. Such 60,000 restricted shares (the "Basic Restricted Stock Award") shall be subject to transferability and forfeiture restrictions which shall expire with respect to 20,000 such shares on each of July 31, 1995, July 31, 1996 and July 31, 1997. In addition, as of August 1, 1994, the Corporation shall award to the Executive pursuant to the 1994 Plan 100,000 restricted shares of Capital Stock (the "Performance Restricted Stock Award"). Such 100,000 restricted shares shall be subject to transferability and forfeiture restrictions which shall expire as to the number of shares set forth below if, prior to August 1, 1999, the average closing price of the Capital Stock for any ten (10) consecutive trading days equals or exceeds the following levels:


         Average Closing Price   No. of Shares Vesting
         ---------------------   ---------------------
             $20.00 per share             33,333

             $25.00 per share             33,333

             $30.00 per share             33,334



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The foregoing target prices shall be appropriately adjusted, as determined in the discretion of the Organization and Compensation Committee of the Board, to reflect any material stock split, stock dividend, recapitalization or similar transaction with respect to the Capital Stock. All transfer and forfeiture restrictions with respect to the shares of Capital Stock under the Basic Restricted Stock Award and the Performance Restricted Stock Award shall lapse in their entirety in the event that (i) the Executive is discharged without Cause (as hereinafter defined in Paragraph 7(d)(ii)), (ii) the Executive resigns with Good Reason (as hereinafter defined in Paragraph 7(d)(v)) or (iii) a Section 8 Event (as defined in Section 8 of the 1994 Plan) occurs. The
Basic Restricted Stock Award and The Performance Restricted Stock Award shall also be subject to the other terms and conditions set forth in the applicable award agreement.

         (c) PARTICIPATION IN BENEFIT PLANS. Except as otherwise expressly provided herein, the Executive shall be entitled to participate in the various retirement, welfare, fringe benefit and executive perquisite plans, programs and arrangements of the Corporation to the extent the Executive is eligible for participation under the terms of such plans, programs and arrangements. The Executive and his dependents shall continue to be enrolled in the Corporation's health, life, disability and other insurance plans and programs immediately upon his commencement of employment hereunder and without any exclusion for pre-existing conditions.

         (d) EXPENSE REIMBURSEMENT. The Company shall reimburse the Executive, upon proper accounting, for reasonable business expenses and disbursements incurred by him in the course of the performance of his duties under this Agreement.

         (e) VACATION AND HOLIDAYS. The Executive shall be entitled to five (5) weeks of vacation during each calendar year during which this Agreement is in effect, or such greater period as the Board or the Organization and Compensation Committee thereof may approve, and to paid holidays given by the Corporation to its domestic employees generally, without reduction in salary or other benefits. Vacation time for a calendar year shall be forfeited if not used during such year.

         (f) PHYSICAL EXAMINATIONS. The Corporation shall reimburse the Executive, upon proper accounting, for the cost of an annual physical examination. Such a physical examination shall be mandatory in each year during the term of this Agreement, and the Executive shall cause copies of the physician's report for each such examination to be furnished to the Chairmen of the Executive Committee and Organization and Compensation Committee of the Board.



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         6.   COVENANTS OF THE EXECUTIVE.  In order to induce the
Corporation to enter into this Agreement, the Executive hereby agrees as follows:

         (a) CONFIDENTIALITY. Except for and on behalf of the Corporation with the consent of or as directed by the Board, the Executive shall keep confidential and shall not divulge to any other person or entity, during the term of employment or thereafter, any of the business secrets or other confidential information regarding the Corporation and its subsidiaries which has not otherwise become public knowledge; provided, however, that nothing in this Agreement shall preclude the Executive from disclosing information (i) to parties retained to perform services for the Corporation or its subsidiaries, or (ii) under any other circumstances to the extent such disclosure is, in the reasonable judgment of the Executive, appropriate or necessary to further the best interests of the Corporation or its subsidiaries, or (iii) as may be required by law.

         (b) RECORDS. All papers, books and records of every kind and description relating to the business and affairs of the Corporation and its subsidiaries, whether or not prepared by the Executive, other than personal notes prepared by or at the direction of the Executive, shall be the sole and exclusive property of the Corporation, and the Executive shall surrender them to the Corporation at any time upon request by the Board.

         (c) NON-COMPETITION. The Executive hereby agrees with the Corporation that, during the term of his employment hereunder and for a period of three (3) years following the term of his employment hereunder (i) he shall not, directly or indirectly, engage in, or be employed by, or act as a consultant to, or be a director, officer, owner or partner of or acquire an interest in Pennzoil Company, Texaco Inc., Ashland Oil, Inc. or Burmah Castrol PLC, or any direct or indirect parent or subsidiary of any of the foregoing companies, or any person, firm, corporation or other entity engaged in the re-refining of oil, the collection and disposition of waste oil or the distribution of private brands and specialty oils, (ii) he shall not solicit any employee of the Corporation or any of its subsidiaries to leave the employment thereof or in any way interfere with the relationship of such employee with the Corporation or its subsidiaries and (iii) he shall not induce or attempt to induce any customer, supplier, licensee or other individual, corporation or other business organization having a business relation with the Corporation or its subsidiaries to cease doing business with the Corporation or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or other person and the Corporation or its subsidiaries.

         (d) ENFORCEMENT. The Executive recognizes that the provisions of this Paragraph 6 are vitally important to the


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continuing welfare of the Corporation and its subsidiaries and that money damages constitute a totally inadequate remedy for any violation thereof. Accordingly, in the event of any such violation by the Executive, the Corporation and its subsidiaries, in addition to any other remedies they may have, shall have the right to institute and maintain a proceeding to compel specific performance thereof or to issue an injunction restraining any action by the Executive in violation of this Paragraph 6.

         7. TERMINATION. Unless earlier terminated in accordance with the following provisions of this Paragraph 7, the Corporation shall continue to employ the Executive and the Executive shall remain employed by the Corporation during the entire term of this Agreement as set forth in Paragraph 1(b). Paragraph 8 hereof sets forth certain obligations of the Corporation in the event that the Executive's employment hereunder is terminated. Certain capitalized terms used in this Paragraph 7 and in Paragraph 8 hereof are defined in Paragraph 7(d) below.

         (a) DEATH OR DISABILITY. Except to the extent otherwise provided in Paragraph 8 with respect to certain post-Date of Termination payment obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event of the Executive's death or in the event that the Executive becomes disabled. The Executive will be deemed to be disabled upon the earlier of (i) the end of a twelve (12) consecutive month period during which, by reason of physical or mental injury or disease, the Executive has been unable to perform substantially the Executive's usual and customary duties under this Agreement and (ii) the date that a reputable physician selected by the Board to whom the Executive has no reasonable objection determines in writing that the Executive will, by reason of physical or mental injury or disease, be unable to perform substantially all of the Executive's usual and customary duties under this Agreement for a period of at least twelve (12) consecutive months. If any question arises as to whether the Executive is disabled, upon reasonable request therefor by the Board, the Executive shall submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. In accordance with Paragraph 10, the Board shall promptly give the Executive written notice of any such determination of the Executive's disability and of the decision of the Board to terminate the Executive's employment by reason thereof. In the event of disability, until the Date of Termination, the base salary payable to the Executive under Paragraph 3 hereof shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Corporation.

         (b) DISCHARGE FOR CAUSE. In accordance with the procedures hereinafter set forth, the Board or the Executive


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


Committee thereof may discharge the Executive from his employment hereunder for Cause. Except to the extent otherwise provided in Paragraph 8 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged for Cause. Any discharge of the Executive for Cause shall be communicated by a Notice of Termination to the Executive given in accordance with Paragraph 10 of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination is to be other than the date of receipt of such notice, specifies the termination date (which date shall in all events be within fifteen
(15) days after the giving of such notice). In the case of a discharge of the Executive for Cause, the Notice of Termination shall include a copy of a resolution duly adopted by the Board or the Executive Committee thereof at a meeting called and held for such purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board or the Executive Committee prior to such vote), finding that, in the reasonable and good faith opinion of the Board or the Executive Committee, the Executive was guilty of conduct constituting Cause. No purported termination of the Executive's employment for Cause shall be effective without a Notice of Termination.

         (c) TERMINATION FOR OTHER REASONS. The Corporation may discharge the Executive without Cause by giving written notice to the Executive in accordance with Paragraph 10 at least sixty (60) days prior to the Date of Termination. The Executive may resign from his employment by giving written notice to the Corporation in accordance with Paragraph 10 at least sixty (60) days prior to the Date of Termination. Except to the extent otherwise provided in Paragraph 8 with respect to certain post-Date of Termination obligations of the Corporation, this Agreement shall terminate immediately as of the Date of Termination in the event the Executive is discharged without Cause or resigns.

         (d)  DEFINITIONS.   For purposes of this Agreement, the
following capitalized terms shall have the meanings set forth below:

              (i) "Accrued Obligations" shall mean, as of the Date of Termination, the sum of (A) the Executive's base salary under Paragraph 3 through the Date of Termination to the extent not theretofore paid, (B) the amount of any bonus, incentive compensation, deferred compensation and other cash compensation accrued by the Executive as of the Date of Termination to the extent not theretofore paid and (C) any vacation pay, expense



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reimbursements and other cash entitlement accrued by the Executive as of the Date of Termination to the extent not theretofore paid. For the purpose of this Paragraph 7(d)(i), amounts shall be deemed to accrue ratably over the period during which they are earned.

              (ii) "Cause" shall mean any of the following that is materially and demonstrably detrimental to the goodwill of the Corporation or materially and demonstrably damaging to the relationships of the Corporation with its customers, suppliers or employees: (A) except in the event of the Executive's disability, an act of willful misconduct or gross negligence by the Executive in the performance of his material duties or obligations to the Corporation which continues after written notice is received by the Executive specifying the alleged failure in reasonable detail, or (B) conviction of the Executive of a felony involving moral turpitude or (C) a material act of dishonesty or breach of trust on the part of the Executive resulting or intended to result directly or indirectly in personal gain or enrichment at the expense of the Corporation.

              (iii) "Change of Control" shall mean:

                     (A)  The acquisition by any individual,
entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) (a "Person") of 30% or more of either (i) the then outstanding shares of Capital Stock of the Corporation (the "Outstanding Corporation Capital Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Corporation Voting Securities"), provided, however, that any acquisition by (x) the Corporation or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries or (y) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Corporation Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of 30% or more of the Corporation Voting Securities or (z) any corporation with respect to which, following such acquisition, more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such acquisition in substantially the same proportion as their


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ownership, immediately prior to such acquisition, of the
Outstanding Corporation Capital Stock and Corporation Voting
Securities, as the case may be, shall not constitute a Change of Control; or

                     (B)  Individuals who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                     (C)  Approval by the shareholders of the
Corporation of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be; or

                     (D)  (i) a complete liquidation or
dissolution of the Corporation or of (ii) sale or other disposition of all or substantially all of the assets of the Corporation other than to a corporation with respect to which, following such sale or disposition, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Capital Stock and Corporation Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Corporation Capital Stock and Corporation Voting Securities, as the case may be, immediately prior to such sale or disposition.



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              (iv)  "Date of Termination" shall mean (A) in the
event of a discharge of the Executive by the Board for Cause, the date the Executive receives a Notice of Termination, or any later date specified in such Notice of Termination, as the case may be,
(B) in the event of a discharge of the Executive without Cause or a resignation by the Executive, the date specified in the written notice to the Executive (in the case of discharge) or the Corporation (in the case of resignation) which date shall be no less than sixty (60) days from the date of such written notice,
(C) in the event of the Executive's death, the date of the Executive's death, and (D) in the event of termination of the Executive's employment by reason of disability pursuant to Paragraph 7(a), the date the Executive receives written notice of such termination (or, if later, twelve (12) months from the date the Executive's disability began).

              (v)  "Good Reason" shall mean any of the following
(A) the assignment to the Executive of any duties inconsistent in any respect with the Executive's positions with the Corporation as set forth in this Agreement (including status, offices and titles), authority, duties or responsibilities as contemplated by Paragraph 2, or any action by the Corporation which results in diminution in such positions, authority, duties or responsibilities, including, without limitation, requiring the Executive to report to any person or body other than the Board or the Board of Directors of any successor corporation to, or ultimate parent corporation of, the Corporation, but excluding for this purpose any isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Corporation, promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 10; or (B) any failure by the Corporation to comply with any or the provisions of this Agreement, other than any isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Corporation promptly after receipt of written notice thereof given by the Executive in accordance with Paragraph 10; or (C) the Corporation shall give notice to the Executive in accordance with Paragraph 1(b) that the term of this Agreement shall not be extended upon the expiration of the then-current term.

              (vi) "Severance/Retirement Amount" shall mean an amount, calculated as of the Date of Termination, which is the monthly equivalent of a $200,000 annual benefit reduced by the actuarial equivalent of (A) the Executive's projected primary Social Security amount and (B) the benefits payable to the Executive under all tax qualified retirement plans maintained by the Corporation. For purposes of this Agreement, actuarial equivalence shall be determined in accordance with the actuarial assumptions which would be used as of the Date of Termination under the rules and regulations of the Pension Benefit Guaranty Corporation in valuing equivalent benefits upon the termination of single employer Pension Plan. The Executive shall have the status



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


of a general unsecured creditor of the Corporation with respect to the Severance/Retirement Amount and this Agreement constitutes a mere promise by the Corporation to make payments of the Severance/ Retirement Amount in the future as provided herein. The Executive's rights to the payment of Severance/Retirement Amount are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Executive.

         8.   OBLIGATIONS OF THE CORPORATION UPON TERMINATION.
The following provisions describe the obligations of the Corporation to the Executive upon termination of his employment. The Executive's rights upon termination of employment with respect to stock options and restricted shares of Capital Stock are set forth in Paragraphs 5(a) and 5(b) hereof.

         (a)  DEATH OR DISCHARGE FOR CAUSE.  In the event this
Agreement terminates pursuant to Paragraph 7(a) by reason of the death of the Executive or pursuant to Paragraph 7(b) by reason of a discharge of the Executive by the Corporation for Cause:

              (i) the Corporation shall pay to the Executive, or his heirs or estate, in the event of the Executive's death, all Accrued Obligations in a lump sum in cash within thirty (30) days after the Date of Termination; and

              (ii)  the Executive, or his heirs or legal
representatives, in the event of the Executive's death, shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements; and

              (iii) all other obligations of the Corporation on hereunder shall cease forthwith; provided, however, that this clause shall not affect any benefits applicable to former employees under the terms of welfare, fringe benefit and executive perquisite plans, programs and arrangements.

         (b) DISABILITY, DISCHARGE WITHOUT CAUSE OR RESIGNATION. In the event that this Agreement terminates pursuant to Paragraph 7(a) by reason of the disability of the Executive or pursuant to Paragraph 7(c) by reason of the discharge of the Executive by the Corporation other than for Cause or the resignation of the
Executive:

              (i)  the Corporation shall pay all Accrued
Obligations to the Executive in a lump sum in cash within thirty
(30) days after the Date of Termination; and



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

              (ii)  the Corporation shall pay the
Severance/Retirement Amount to the Executive as of the first day of each month commencing with the month immediately following the month in which the Date of Termination occurs and ending with the month in which the Executive dies; provided, however, that payment of the Severance/Retirement Amount shall be suspended during any period in which the Executive is an employee or independent contractor of another company with a rate of compensation equal to or in excess of $16,667 per month; and provided further, however, that in the event of the Executive's disability, such payments shall be reduced dollar-for-dollar by the amount of disability benefits, if any, paid to the Executive in accordance with any disability policy or program of the Corporation; and

              (iii) the Executive shall be entitled to receive all benefits accrued by him as of the Date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Corporation to such extent, in such manner and at such time as are provided under the terms of such plans; and

              (iv)  in the case of the resignation of the
Executive (but not his disability or discharge without Cause), the Corporation shall continue the maximum medical benefit coverage of the Executive and his spouse provided under the Corporation's medical benefit continuation policy, if any, applicable to retired executives, but such coverage shall cease in the event that medical benefit coverage is available to the Executive from any other employer; and

              (v) all other obligations of the Corporation hereunder shall cease forthwith; provided, however, that this clause shall not affect any benefits applicable to former employees under the terms of welfare, fringe benefit and executive perquisite plans, programs and arrangements.

         (c) TERMINATION AFTER CHANGE IN CONTROL. In the event that the Executive is discharged without Cause or resigns with Good Reason at any time within two years following the date that a Change in Control occurs, then in addition to any other amounts due to be paid to the Executive under the foregoing provisions of this Paragraph 8, the Executive shall be entitled to receive from the Corporation for a period of three years from the Date of Termination the Executive's base salary and an annual bonus equal to the Executive's target bonus for the calendar year in which the Date of Termination occurs. Notwithstanding the foregoing or any other provision of this Agreement to the contrary, if tax counsel to the Corporation determines that any portion of any payment under this Agreement, or under any other agreement with or plan of the Corporation (in the aggregate "Total Payments"), would constitute an "excess parachute payment," then the payments to be made to the Executive under this Agreement shall be reduced such



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

that the value of the aggregate Total Payments that the Executive is entitled to receive shall be one dollar ($1) less than the maximum amount which the Executive may receive without becoming subject to the tax imposed by Section 4999 of the Internal Revenue Code, or which the Corporation may pay without loss of deduction under Section 280G(a) of the Internal Revenue Code; provided, however, that the foregoing limitation on Total Payments shall not apply in the event that such tax counsel determines that the benefits to the Executive under this Agreement on an after-tax basis (i.e., after federal, state and local income and excise taxes) if such limitation is not applied would exceed the after-tax benefits to the Executive if such limitation is applied.

         9. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the successors and assigns of the Corporation. The Corporation shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of property or stock, liquidation, or otherwise) to all or a significant portion of its assets, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform this Agreement if no such succession had taken place. Regardless whether such agreement is executed, this Agreement shall be binding upon any successor of the Corporation in accordance with the operation of law and such successor shall be deemed the "Corporation", for purposes of this Agreement.

         10. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

            (a)   if to the Board or the Corporation, to:

                  Quaker State Corporation
                  255 Elm Street
                  Oil City, Pennsylvania  16301
                  Attention:  Chairman, Compensation
                              Committee

            (b)   to the Executive, to:

                  Herbert M. Baum
                  503 West First Street
                  Oil City, PA  16301


Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

         11. TAX WITHHOLDING. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state and local law with respect to any payment in cash, shares of Capital Stock and/or other property made by or on behalf of the Corporation to or for the benefit of the Executive under this Agreement or otherwise. The Corporation may, at its option:
(i) withhold such taxes from any cash payments owing from the Corporation to the Executive, (ii) require the Executive to pay to the Corporation in cash such amount as may be required to satisfy such withholding obligations and/or (iii) make other satisfactory arrangements with the Executive to satisfy such withholding obligations. Special provisions regarding tax withholding with respect to shares of Capital Stock subject to the Current Stock Agreements are set forth in Paragraph 5(a).

         12. CERTAIN OBLIGATIONS OF THE CORPORATION. At its expense, and as soon as practicable hereafter, with respect to the shares of Capital Stock issuable pursuant to Paragraph 5(b), the Corporation shall (i) register such shares under the Securities Act of 1933, as amended, on Form S-8, (ii) qualify such shares for issuance under all applicable state securities laws and (iii) ensure that such shares are listed for trading on the New York Stock Exchange. Notwithstanding any other provision of this Agreement to the contrary, the Corporation shall be under no obligation to issue any shares of Capital Stock to the Executive pursuant to this Agreement until, in accordance with the immediately preceding sentence, such shares are so registered and qualified and either (x) the Corporation is able to repurchase in the open market or private transactions, on a legal, practical and prudent basis, a number of shares of Capital Stock equal to the number issuable to the Executive or (y) shares of Capital Stock which are listed for trading on the New York Stock Exchange are otherwise available for issuance by the Corporation hereunder. In the event that the issuance of any shares of Capital Stock to the Executive shall be delayed by reason of the provisions of this Paragraph 12, the Corporation shall pay to the Executive in cash on the date of issuance of such shares in the amount that would have been paid to the Executive as dividends on such shares had such issuance not been so delayed.

         13.  ARBITRATION OF ALL DISPUTES.

              (a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof (including the arbitrability of any controversy or claim), shall be settled by arbitration in the City of Pittsburgh in accordance with the laws of the Commonwealth of Pennsylvania by three arbitrators, one of whom shall be appointed by the Corporation, one by the Executive and the third of whom shall be appointed by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Paragraph 13. The cost of any arbitration proceeding hereunder shall be borne equally by the Corporation and the Executive. The award of the arbitrators shall be binding upon the parties. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

              (b) In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of his rights under this Agreement, and provided that the Executive substantially prevails in the enforcement of such rights, the Corporation shall pay (or the Executive shall be entitled to recover from the Corporation, as the case may be) the Executive's reasonable attorneys' fees and costs and expenses in connection with the enforcement of his rights including the enforcement of any arbitration award.

         14. NO ASSIGNMENT. Except as otherwise expressly provided herein, this Agreement is not assignable by any party and no payment to be made hereunder shall be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or other charge.

         15. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties hereto in two or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

         16. JURISDICTION AND GOVERNING LAW. Jurisdiction over disputes with regard to this Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania, other than the conflict of laws provisions of such laws.

         17. SEVERABILITY. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.

         18. PRIOR UNDERSTANDINGS. Except as otherwise provided in Paragraph 5(a) and 5(b), this Agreement embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof, including, without limitation, the Prior Employment Agreement. No change, alteration or modification hereof may be made except in a writing, signed by each of the parties hereto. The headings in this Agreement are for convenience and reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                  QUAKER STATE CORPORATION

                                  By: CONRAD A. CONRAD
                                      ---------------------------

                                  Title: Vice Chairman & Chief
                                         Administrative Officer


                                  EXECUTIVE

                                  HERBERT M. BAUM
                                  -------------------------------
                                  Herbert M. Baum





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